Exhibit 10.4
FOURTH AMENDMENT
TO THE
DOLLAR TREE STORES, INC.
STOCK INCENTIVE PLAN

THIS FOURTH AMENDMENT (this “Amendment”) to the Dollar Tree Stores, Inc. Stock Incentive Plan (the “Plan”) is made effective as of the 21st day of January, 2008 by Dollar Tree Stores, Inc. (the “Company”).  All capitalized terms in this Amendment not otherwise defined shall have their respective meanings under the Plan.

WHEREAS, under the terms of the Plan, an option granted to a non-employee director remains exercisable for one year following a director’s resignation from the Board;

WHEREAS, the Plan was adopted in 1995 and options granted under the Plan remain outstanding even though new options are no longer granted;

WHEREAS, the 2003 Non-Employee Director Stock Option Plan replaced the Plan and permits options to be exercised for a three year period following resignation from the Board;

WHEREAS,  the Company desires to amend the Plan to extend the period of exercise following Board resignation to the period permitted under the 2003 Non-Employee Director Stock Option Plan; and

WHEREAS, the Amendment is permitted under Section 409A of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, the Company hereby adopts this Amendment upon the following terms and conditions:

1.            Section 7.4 is replaced in its entirety as follows:

7.4           Duration Period. Each Option granted to an Outside Director pursuant to this Article 7 and all rights to purchase Common Stock thereunder shall terminate on the earliest of:

7.4.1 Ten years after the date such Option is granted;

 7.4.2 Three years after the Outside Director is no longer a director of the Company; and

7.4.3 The expiration of the period specified in Section 8.5, whichever is applicable, after an Outside Director ceases to be a member of the Board.

In no event shall an Option be exercisable at any time after its original expiration date.

2.            Section 8.5 is replaced in its entirety as follows:

8.5    Cessation of Participant as an Outside Director. In the event that an Outside Director's service on the Board ceases due to death, disability or retirement, all outstanding options then held by the Outside Director shall remain exercisable for a period of three years following the cessation of service. Except as otherwise provided by the Board, in the event that an Outside Director's service on the Board ceases due to resignation, or other voluntary removal, vested and exercisable shares shall remain exercisable for a period of one year following the cessation of service. In any event, if an Outside Director is involuntarily removed for breach of duty, dishonesty or any other cause, all vested and exercisable shares of options awarded under the Plan are immediately forfeited.

WITNESS the signature of the undersigned officer of Dollar Tree Stores, Inc.

DOLLAR TREE STORES, INC.

By:_/s/ Bob Sasser_____________
Name:  Bob Sasser
Title:  President & CEO
Date:  1-21-08

Back to Form 8K

Forward to Exhibit 10.5